As filed with the Securities and Exchange Commission on November 24, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERISITY LTD.

(Exact name of registrant as specified in its charter)

Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

In the U.S.A:

2041 Landings Drive

Mountain View, CA 94043

(Address of principal executive office)

Verisity Ltd. 2000 U.S. Share Incentive Plan, Amended and Restated May 27, 2004

Verisity Ltd. 2000 Israeli Share Option Plan, May 2004 Amendment

Verisity Ltd. 2000 U.S. Employee Share Purchase Plan

(Full title of the plan)

Moshe Gavrielov

Chief Executive Officer

Verisity Ltd.

2041 Landings Drive

Mountain View, CA 94043

(Name and address of agent for service)

(650) 934-6800

(Telephone number, including area code, of agent for service of process)

CALCULATION OF REGISTRATION FEE

Title of each Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, NIS 0.01 par value per share	945,000(3)	$8.00(2)	$7,560,000	$957.85
Ordinary Shares, NIS 0.01 par value per share	401,000(4)	$8.00(2)	$3,208,000	$406.45
Ordinary Shares, NIS 0.01 par value per share	300,000(5)	$5.94(6)	$1,782,000	$225.78

(1)	This registration statement shall cover any additional Ordinary Shares which become issuable under the Verisity Ltd. (the “Registrant” or “Company”) plans, as amended, set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Ordinary Shares.

(2)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(h) under the Securities Act, as amended (the “Securities Act”), based upon the average of the high and low prices per share of the Ordinary Shares of the Registrant as reported on the Nasdaq National Market on November 17, 2004.

(3)	Represents additional shares reserved for issuance under the Verisity Ltd. 2000 U.S. Share Incentive Plan, Amended and Restated May 27, 2004 (the “U.S. Plan”). Of the 945,000 additional shares reserved for issuance under the U.S. Plan, 850,000 were approved by the Shareholders at the May 27, 2004 Annual General Meeting, and 95,000 were reserved under the U.S. Plan prior to the Registrant becoming public and were exempt from registration.

(4)	Represents additional shares reserved for issuance under the Verisity Ltd. 2000 Israeli Share Option Plan, May 2004 Amendment (the “Israeli Plan”). Of the 401,000 additional shares reserved for issuance under the Israeli Plan, 350,000 were approved by the Shareholders at the May 27, 2004 Annual General Meeting, and 51,000 were reserved under the Israeli Plan prior to the Registrant becoming public and were exempt from registration.

(5)	Represents additional shares reserved for issuance under the Verisity Ltd. 2000 Employee Share Purchase Plan (the “Purchase Plan”).

(6)	The exercise price of $5.94 per share, computed in accordance with Rule 457(h), is 85% of the opening price per Ordinary Share as reported on the Nasdaq National Market on November 1, 2004, the current enrollment date. Pursuant to the Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the start date of the offering period or at the end of the purchase period.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement on Form S-8 is filed pursuant to General Instruction E for the purpose of registering additional Ordinary Shares under the Verisity Ltd. 2000 U.S. Share Incentive Plan, Amended and Restated May 27, 2004, the Verisity Ltd. 2000 Israeli Share Option Plan, May 2004 Amendment, and the Verisity Ltd. 2000 U.S. Employee Share Purchase Plan (collectively, the “Plans”).

We previously filed with the Securities and Exchange Commission (the “Commission”) four registration statements on Form S-8 on August 3, 2001 (SEC file no. 333-66682), August 14, 2001 (SEC file no. 333-67530), as amended on December 14, 2001 (SEC file no. 333-67530), February 5, 2003 (SEC file no. 333-102985), and December 2, 2003 (SEC file no. 333-110863), in order to register the Ordinary Shares issuable under the U.S. Plan.

We previously filed with the Commission four registration statements on Form S-8 on August 3, 2001 (SEC file no. 333-66682), August 14, 2001 (SEC file no. 333-67530), as amended on December 14, 2001 (SEC file no. 333-67530), May 9, 2002 (SEC file no. 333-87938), and December 2, 2003 (SEC file no. 333-110864), in order to register the Ordinary Shares issuable under the Israeli Plan.

We previously filed with the Commission one registration statement on Form S-8 on April 2, 2001 (SEC file no. 333-58142) in order to register the Ordinary Shares issuable under the Purchase Plan.

The contents of such earlier registration statements and amendments thereto are incorporated herein by reference.

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this registration statement:

(a) The Registrant’s annual report filed on March 12, 2004 on Form 10-K for the fiscal year ended December 31, 2003.

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above.

(c) The description of the Registrant’s Ordinary Shares contained in the Registrant’s registration statement on Form S-1 (SEC file no. 333-45440), as amended (which is incorporated by reference into the Registrant’s registration statement on Form 8-A filed on March 2, 2001 under the Exchange Act), including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 8.	Exhibits.

4.1	Verisity Ltd. 2000 U.S. Share Incentive Plan, Amended and Restated May 27, 2004.[1]

4.2	Verisity Ltd. 2000 Israeli Share Option Plan, May 2004 Amendment.[2]

4.3	Verisity Ltd. 2000 Employee Share Purchase Plan.[3]

5	Opinion of Salinger & Co., Advocates.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Salinger & Co., Advocates (included in Exhibit 5 hereto).

24	Power of Attorney is set forth on the signature pages.

[1]	Incorporated by reference from Exhibit 10.25 to the Registrant’s Form 10-Q for the quarter ended June 30, 2004.

[2]	Incorporated by reference from Exhibit 10.46 to the Registrant’s Form 10-Q for the quarter ended June 30, 2004.

[3]	Incorporated by reference from Exhibit 10.45 to the Registrant’s Form 10-Q for the quarter ended June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 24th day of November, 2004.

VERISITY LTD.

/s/ Moshe Gavrielov
By	Moshe Gavrielov
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Moshe Gavrielov as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Moshe Gavrielov Moshe Gavrielov	Chief Executive Officer and Director	November 24, 2004

/s/ Yoav Hollander Yoav Hollander	Chief Technical Officer and Director	November 24, 2004

/s/ Michael McNamara Michael McNamara	Senior Vice President of Technology and Director	November 24, 2004

/s/ Douglas G. Fairbairn Douglas G. Fairbairn	Director	November 24, 2004

/s/ Zohar Zisapel Zohar Zisapel	Director	November 24, 2004

/s/ Tali Aben Tali Aben	Director	November 24, 2004

/s/ Uzi Sasson Uzi Sasson	Director	November 24, 2004

/s/ R. Douglas Norby R. Douglas Norby	Director	November 24, 2004

EXHIBIT LIST

Exhibit Number	Description of Document

4.1	Verisity Ltd. 2000 U.S. Share Incentive Plan, Amended and Restated May 27, 2004.[1]

4.2	Verisity Ltd. 2000 Israeli Share Option Plan, May 2004 Amendment.[2]

4.3	Verisity Ltd. 2000 Employee Share Purchase Plan.[3]

5	Opinion of Salinger & Co., Advocates.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Salinger & Co., Advocates (included in Exhibit 5 hereto).

24	Power of Attorney is set forth on the signature pages.

[1]	Incorporated by reference from Exhibit 10.25 to the Registrant’s Form 10-Q for the quarter ended June 30, 2004.

[2]	Incorporated by reference from Exhibit 10.46 to the Registrant’s Form 10-Q for the quarter ended June 30, 2004.

[3]	Incorporated by reference from Exhibit 10.45 to the Registrant’s Form 10-Q for the quarter ended June 30, 2004.